Exhibit 99.3
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                                            For Further Information:
                                            Tammy Bobbitt, Investor Relations
                                                              + 1 847 518 4771
                                            Andrea Steffy, Corporate Relations
                                                              + 1 847 518 4973
                                            Jenny Cropper, Corporate Relations
                                                              + 44 1793 888150


     GALILEO INTERNATIONAL ANNOUNCES REPURCHASE OF SHARES HELD BY BRITISH AIRWAYS SUBSIDIARY

     ROSEMONT, Ill., June 16, 1999--Galileo International, Inc. (NYSE: GLC) today announced it has entered into an agreement with British Airways plc to purchase all of the issued and outstanding shares of a British Airways subsidiary, which indirectly owns 7,000,400 shares of Galileo Common Stock, for a net purchase price of $307.7 million. The acquired shares represent 6.7 percent of Galileo's outstanding shares.
     Commenting on this transaction, James E. Barlett, chairman, president and CEO, stated, "In April we announced the authorization by our Board to purchase up to $500 million of Galileo Common Stock in the open market or in privately negotiated transactions. We continue to believe Galileo represents an attractive investment opportunity. This transaction with British Airways is an effective use of our cash that will help to further build shareholder value."
     The shares purchased will be held in treasury and will be funded through the Company's available working capital. The transaction is expected to close upon the satisfaction of customary conditions and the completion of certain pre-closing transactions.
     Galileo International is one of the world's leading providers of electronic global distribution services for the travel industry. The Company provides travel agencies at approximately 40,000 locations, as well as other subscribers, with the ability to access schedule and fare information, book reservations and issue tickets for more than 500 airlines. Galileo International also provides subscribers with information and booking capabilities covering all major hotel chains, car rental companies, cruise lines and numerous tour operators throughout the world. Further information is available on Galileo's web site: http://www.galileo.com.
     Certain  statements are  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
     The Company has based these forward-looking statements on current expectations and projections about future events. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by the forward-looking statements. There is a caution not to place undue reliance on these forward-looking statements. Risks and uncertainties associated with forward-looking statements include, but are not limited to:
     -- the loss and inability to replace the bookings generated by one or more of the five largest travel agency customers,
     -- sensitivity to general economic conditions and events that affect airline travel and the airlines that participate in the Apollo(R) and Galileo(R) systems,
     -- circumstances relating to the Company's investment in technology, including the ability to timely develop and achieve market acceptance of new products, or the Company's failure or the failure of customers and other third parties to achieve Year 2000 compliance in a timely and cost-effective manner,
     -- the results of international operations and expansion into developing and new CRS markets, governmental approvals, trade and tariff barriers, and political risks,
     -- new or different legal or regulatory requirements governing the CRS industry, and
     -- natural disasters or other calamities that may cause significant damage to the Company's Data Centre facility.